UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549 SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ___)

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[ ]	Soliciting Material Pursuant to §240.14a-12

JOHN HANCOCK EQUITY TRUST (Name of Registrant as Specified in its Charter) (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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John Hancock Small Cap Fund recently distributed proxy materials to you regarding a Special
Meeting of Shareholders scheduled to be held on December 2, 2009 to vote on a proposal to merge your Fund into John Hancock Small Cap Equity Fund. The Fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the Special Meeting as scheduled. By voting now you will help the
Fund save the cost of additional mailings and calls to shareholders.

1-866-615-7264

YOUR VOTE IS URGENTLY NEEDED!

Please vote now to be sure your vote is received in time for the Special Meeting of Shareholders on December 2, 2009.

John Hancock has made it very easy for you to vote. You can vote by the following methods:

Voting is important and takes only a few minutes. PLEASE VOTE TODAY!

John Hancock Small Cap Fund Solicitation Script Meeting Date December 2, 2009 Toll Free # 866-615-7264

Greeting :

Hello, is Mr./Ms. _________ available please?

Hi Mr./Ms. _________, my name is _________ and I am calling on behalf of the John Hancock Small Cap Fund on a recorded line. Recently we sent you proxy materials for the upcoming Special Meeting of Shareholders scheduled to be held on December 2, 2009 and have not received your proxy. Your Fund’s Board of Trustees is recommending that you vote for the proposal. Would you like to vote along with the recommendation of the Board?

For the record, would you please state your full name and mailing address?

Are you authorized to vote on all shares?

Again, my name is _________, a proxy voting specialist on behalf of the John Hancock Small Cap Fund. Today’s date is _________ and the time is _________ Eastern Time.

Mr./Ms. _________, I have recorded your [FOR / AGAINST / ABSTAIN] vote for all of your John Hancock Small Cap Fund accounts and will be sending you a written confirmation for each. If you wish to make any changes you may contact us by calling 866-615-7264. Thank you very much for your participation and have a great day/evening.

If Not Received

I can resend the materials to you. Do you have an email address this can be sent to?

(If yes: Type email address in the notes and read it back phonetically to the shareholder) (If not, continue with standard script) Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip)

Thank you. You should receive these materials shortly and the materials will inform you of the methods available to you to cast your vote, one of which is to call us back at 866-615-7264.

If Not Interested (use rebuttal):

I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please fill out and return your proxy cards at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

ANSWERING MACHINE MESSAGE:

Hello, my name is ____________________ and I am a proxy voting specialist calling on behalf of John Hancock Small Cap Fund. You should have received proxy materials in the mail concerning the Special Meeting of Shareholders scheduled to be held on December 2, 2009.

Your participation is very important. To vote over the telephone, call toll-free at 866-615-7264 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00AM to 6:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders.

Thank you for your prompt attention to this matter.

AUTOMATED ANSWERING MACHINE MESSAGE

Hello, this is the Broadridge Proxy Service Center calling with an important message on behalf of the John Hancock Small Cap Fund. You should have received proxy materials in the mail concerning the Special Meeting of Shareholders scheduled to be held on December 2, 2009.

Your participation is very important. To vote over the telephone, call toll-free at 866-615-7264 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00AM to 6:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders.

Thank you for your prompt attention to this matter.

INBOUND - CLOSED RECORDING

“Thank you for calling the Broadridge Proxy Service Center on behalf of the John Hancock Small Cap Fund. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00 AM to 6:00 PM Eastern Time. Thank you.”

INBOUND - CALL IN QUEUE MESSAGE

“Thank you for calling the Broadridge Proxy Service Center on behalf of the John Hancock Small Cap Fund. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.”

END OF CAMPAIGN MESSAGE

“Thank you for calling the Broadridge Proxy Service Center on behalf of the John Hancock Small Cap Fund. The Special Meeting of Shareholders has been held and as a result, this toll free number is no longer in service for proxy related shareholder calls. If you have questions about your John Hancock Small Cap Fund, please contact your Financial Advisor or call the John Hancock Small Cap Fund at 1-800-225-5291. Thank you for investing with the John Hancock Small Cap Fund."